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                                                                   Exhibit 10.14


                                                                    Page 1 of 11

                            WORLDGATE COMMUNICATIONS

                             1996 STOCK OPTION PLAN

                   (AMENDED AND RESTATED AS OF JUNE 12, 1998)


         The purpose of this 1996 Stock Option Plan (the "Plan") of WorldGate Communications (the "Company") is to advance the interests of the Company by encouraging the acquisition of an equity interest in the Company and providing designated key employees, officers, directors, consultants and advisors to the Company with the opportunity to receive grants of incentive stock options and non qualified stock options. The Company believes that the Plan will serve as an incentive for the participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders and will align the economic interests of the participants with those of the stockholders.

1. ADMINISTRATION

         The Plan shall be administered and interpreted by a committee (the "Committee") appointed by the board of directors of the Company (the "Board") consisting of not less than two persons. On and after the effective date specified in Section 17(b), the Committee shall consist of not less than two persons appointed by the Board, all of whom shall be "independent or disinterested persons" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" as defined under section 162(m) of the Code and related Treasury regulations.

         Subject to the provisions of Section 4, the Committee shall have the sole authority to (i) determine to whom options shall be granted under the Plan (the "Optionee" or "Optionees"), (ii) determine the type, quantity and terms of the options to be granted to each Optionee, (iii) determine when the options will be granted and the duration of the exercise period, including the criteria for vesting and the acceleration of vesting (if any), (iv) select the "Valuation Expert," as defined below and (v) make determinations with respect to any other matters arising under the Plan. Notwithstanding the foregoing, on and after the effective date specified in Section 17(b), the Committee shall not have the authority to make grants to Non-Employee Directors, except pursuant to provisions of the Plan as then in effect that satisfy the requirements for making exempt grants in accordance with Rule 16b-3 of the Exchange Act.

         The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

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                                                                    Page 2 of 11

         Notwithstanding anything herein to the contrary, the Board may exercise any power or authority of the Committee under the Plan and, in such case, any reference to the Committee hereunder shall be deemed to include the Board as a whole.

2. GRANTS

         Awards under the Plan shall consist of options intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of section 422 of the Code or options which are not intended to so qualify ("Non qualified Stock Options") (hereinafter collectively referred to as "Stock Options"). All Stock Options shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the Optionees. Grants under a particular section of the Plan need not be uniform as among the Optionees.

3. SHARES SUBJECT TO THE PLAN

         (a) Subject to the adjustment specified below, the aggregate number of shares of the Class B Common Stock of the Company, par value $0.01 per share (the "Company Stock") that have been or may be issued or transferred under the Plan is one million four hundred thousand shares. Notwithstanding anything in the Plan to the contrary, during the term of the Plan, the maximum aggregate number of shares of Company Stock that shall be subject to options granted under the Plan annually to any one Optionee shall be two hundred thousand shares (representing approximately 14.4% of the aggregate number of shares that have been or may be issued or transferred under the Plan.) The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market or otherwise, for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such options shall again be available for purposes of the Plan.

         (b) If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, recapitalization, stock split, combination or exchange of such shares, merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Stock Options, the maximum number of shares of Company Stock for which any one Optionee participating in the Plan may be granted over the term of the Plan, the number of shares covered by outstanding Stock Options, and the price per share or the applicable market value of such Stock Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Stock Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any Incentive Stock Option to fail to comply with section 422 of the Code.

4. ELIGIBILITY FOR PARTICIPATION

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                                                                    Page 3 of 11

         All employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the long-term success of the Company ("Employees"), all directors of the Company who are not also employees of the Company ("Non- Employee Directors") and all advisors and consultants ("Consultants") whose services, in the judgement of the Committee, can have a significant effect on the long-term success of the Company shall be eligible to participate in the Plan. Employees as used herein shall include employees of the Company's "parent corporation" or "subsidiary corporations" as those terms are defined in section 424(e) or 424(f) of the Internal Revenue Code of 1986 (the "Code"), as well as directors of the Company who are also employees of the Company. Except as provided in Section 6, the Committee shall select the Employees, Non-Employee Directors and Consultants to receive Stock Options and determine the number of shares of Company Stock subject to a particular Stock Option in such manner as the Committee determines.

         Nothing contained in this Plan shall be construed to limit the right of the Company to grant options otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for any other proper corporate purpose.

5. AGREEMENTS WITH OPTIONEES

         Each Stock Option made under this Plan shall be evidenced by a letter to the Optionee containing such terms and conditions as the Committee shall approve (the "Grant Letter").

6. GRANTING OF OPTIONS

         (a) NUMBER OF SHARES. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Stock Option grant.

         (b) TYPE OF OPTION AND PRICE. The Committee may grant Incentive Stock Options, Non qualified Stock Options or any combination of Incentive Stock Options and Non qualified Stock Options, all in accordance with the terms and conditions set forth herein; provided, however, that neither Non-Employee Directors nor Consultants shall be eligible to receive grants of Incentive Stock Options.

         The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the fair market value of a share of such Stock on the date such Stock Option is granted; provided, however, that the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the fair market value of a share of such Stock on the date such Stock Option is granted. Prior to the effective date specified in Section 17(b) of the Plan, the Committee shall inform the Optionees as to the fair market value of the Company Stock on a periodic basis, but not less frequently than once per calendar year.

         During such time that the Company Stock is not listed on an established stock exchange or traded in the over-the-counter-market, including the NASDAQ National Market System published in the WALL STREET JOURNAL, the "fair market value" of Company Stock shall be determined

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                                                                    Page 4 of 11


by an independent firm, I.E., a firm not otherwise engaged in consulting work for the Company, unless determined otherwise by the Committee, with expertise in the valuation of business entities and the securities thereof, selected by the Committee (the "Valuation Expert") or as otherwise determined by the Committee in good faith based on the best available facts and circumstances. Such determination of "fair market value" shall be made on a periodic basis, but no less frequently than once a calendar year. If the Company Stock is listed on an established stock exchange or traded in the over-the-counter market, as determined by the Committee, "fair market value" on any date of reference shall be the closing price of a share of Company Stock (on a consolidated basis) on the principal exchange or such other over-the counter market on the last previous day on which a sale is reported.

         (c) EXERCISE PERIOD. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant.

         (d) VESTING AND EXERCISABILITY OF OPTIONS. Stock Options shall become vested and exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified the Grant Letter. All outstanding Stock Options shall become immediately exercisable upon a Change in Control (as defined herein), unless the Committee, in its sole discretion, determines otherwise in accordance with Section 9 of the Plan.

         (e) MANNER OF EXERCISE. An Optionee may exercise a Stock Option which has become exercisable by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with Subsection (g) below. Should a Stock Option become exercisable on and after the effective date specified in Section 17(b), such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Company ("Designated Broker") in lieu of delivery to the Optionee. Such instructions must designate the account into which the shares are to be deposited. The Optionee may tender this notice of exercise, which has been properly executed by the Optionee, and the aforementioned delivery instructions to any Designated Broker.

         (f) TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH.

         (1) EMPLOYEES AND CONSULTANTS.

         (i) In the event the Optionee during the Optionee's lifetime ceases to be an Employee or a Consultant for any reason other than death, disability (within the meaning of Section 22(e)(3) of the Code), retirement (as defined below), voluntary termination without the consent of the Company, or termination for cause by the Company (as defined below), any Stock Option which is otherwise exercisable by the Optionee shall terminate unless exercised within ninety (90) days of the date on which the Optionee ceases to be an Employee or Consultant (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period. For purposes of this Section 6(f)(1), if an Optionee ceases to be an Employee or a Consultant for reasons other than voluntary termination without the consent of the Company or termination for cause, but continues to serve as a member of the Board, such Optionee's service as a member of the Board shall be considered as continued employment or service with the Company. In addition, for purposes of this Section 6(f), a leave of absence at the request, or with the approval, of the Company shall not be deemed a termination of employment so long as the period of such leave does not exceed 90 days, or, if longer, so long as the Optionee's

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                                                                    Page 5 of 11

right to re-employment with the Company is guaranteed by contract. Any of the Optionee's Stock Options which are not otherwise vested and exercisable as of the date on which the Optionee ceases to be an Employee or Consultant shall terminate as of such date (except as the Committee may otherwise provide in writing).

         (ii) In the event the Optionee ceases to be an Employee or a Consultant on account of a "termination for cause" by the Company (or the applicable parent or subsidiary corporation), as determined in accordance with the personnel policies of the Company (or such corporation) in effect before any Change in Control of the Company or as determined by a written contract between the Consultant and the Company, or on account of a voluntary separation from the Company (or the applicable parent or subsidiary corporation) without the consent of the Company (or such corporation), any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to be an Employee or a Consultant (except as the Committee may otherwise provide in writing).

         (iii) In the event of the death of the Optionee while an Employee or a Consultant of the Company or within ninety (90) days after (A) termination of employment or service due to disability (as defined above) or (B) retirement of an Employee pursuant to a retirement plan maintained by the Company (or the parent or subsidiary companies) on the Optionee's retirement date (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise exercisable by the Optionee on the date on which the Optionee ceases to be an Employee or Consultant as aforesaid, shall terminate unless exercised by the Optionee or the Optionee's personal representative within one year of the date on which the Optionee ceases to be an Employee or Consultant (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of the expiration of the option exercise period.

         (iv) Notwithstanding the foregoing provisions, failure to exercise an Incentive Stock Option within the periods of time prescribed under sections 421 and 422(a) of the Code shall cause the Incentive Stock Option to cease to be treated as an "incentive stock option" for purposes of sections 421 and 422 of the Code.

         (2) NON-EMPLOYEE DIRECTORS. Upon cessation of service as a Non-Employee Director for reasons other than retirement or death, only those options exercisable at the date of cessation of service shall be exercisable by the Non-Employee Director. Such options shall be exercisable until the first to occur of: (i) the expiration of the remaining term of the option or (ii) 90 days after cessation of service of the Non-Employee Director.

         Upon the retirement or death of a Non-Employee Director, options shall be exercisable as follows:

         (i) RETIREMENT. Upon retirement as a Non-Employee Director, all options shall continue to be exercisable during their terms as if such person had remained a Non-Employee Director.

         (ii) DEATH. In the event of the death of a Non-Employee Director while a member of the Board, or within the period after termination of service during which the options are exercisable by the Non-Employee Director in accordance with this Plan, the options

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                                                                    Page 6 of 11

granted to him shall be exercisable until the first to occur of: (A) the expiration of the remaining term of the option or (B) one year after the date of the Non-Employee Director's death, but only to the extent that the Non-Employee Director would have been entitled to exercise the options had he lived during such period.

         (g) SATISFACTION OF OPTION PRICE. The Optionee shall pay the option price specified in the Grant Letter in (i) U.S. Dollars by cash, wire transfer of immediately available funds or certified check payable to the order of the Company, or (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Optionee including Company Stock acquired in connection with the exercise of a particular Stock Option and having a fair market value on the date of exercise equal to the option price. The Company may require the Optionee, in connection with the exercise of a Stock Option, to provide such information (including, without limitation, the Optionee's address and taxpayer identification number) as may be necessary to complete any tax information returns and other tax returns and reports that may be required to reflect such exercise. The Optionee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Except as otherwise determined by the Committee, shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding is made.

         (h) RULE 16b-3 RESTRICTIONS. Unless an Optionee could otherwise transfer Company Stock issued pursuant to a Stock Option granted hereunder without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of a Stock Option to the date of disposition of the Company Stock issued upon exercise of such option.

         (i) LIMITS ON INCENTIVE STOCK OPTIONS. Each Incentive Stock Option shall provide that to the extent that the aggregate fair market value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other stock option plan of the Company or any parent or subsidiary corporation thereof exceeds $100,000, then, if and to the extent required by Section 422(d) of the Code or any successor or related provision, such option as to the excess shall be treated as a Non qualified Stock Option. An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

         (j) OPTIONAL PURCHASE BY THE COMPANY. In the sole discretion of the Committee, in lieu of the exercise of a Stock Option, the Optionee may be permitted to transfer the Stock Option to the Company in exchange for a cash payment equal to the excess of (i) the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options over (ii) the purchase price as specified therein. Notwithstanding the foregoing, if any right granted pursuant to this Subsection would make any corporate transaction ineligible for pooling of interests accounting treatment under APB No. 16 that but for this provision would otherwise be eligible for such accounting treatment, or is determined by the Committee to be otherwise disadvantageous to the Company, the Optionee shall not receive a cash payment in lieu of the exercise of his or her Stock Options.

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7. TRANSFERABILITY OF OPTIONS AND RESTRICTIONS ON ISSUANCE OF COMMON STOCK UPON
EXERCISE OF OPTIONS

         (a) TRANSFERABILITY OF OPTIONS. Only the Optionee or his or her authorized legal representative may exercise rights under a Stock Option. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When an Optionee dies, the personal representative or other person entitled to succeed to the rights of the Optionee ("Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to receive the Stock Option under the Optionee's will or under the applicable laws of descent and distribution.

         Notwithstanding the foregoing, the Committee may permit an Optionee to transfer rights under a Non qualified Stock Option to the Optionee's spouse or a lineal descendant or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer") provided that the Optionee receives no consideration for a Family Transfer and that the Optionee and the transferee in the Family Transfer agree to such conditions as the Committee my impose, including, without limitation, (i) provisions to assure the payment of any taxes required to be deducted, withheld and/or paid over in connection with the exercise of a Stock Option, and (ii) acknowledgment that the Stock Options and the exercise thereof will continue to be subject to the same terms and conditions of the Grant Letter and this Plan, and any attempt to transfer a Stock Option other than in accordance with the foregoing shall be void and of no force or effect.

         (b) RESTRICTIONS ON ISSUANCE OF COMMON STOCK UPON EXERCISE OF STOCK OPTIONS. Class B Common Stock of the Company may only be issued to Optionees and other "permitted transferees," as such terms are defined in the Company's Certificate of Incorporation, as amended. In the event Company shares are to be issued, upon the exercise of a Stock Option, (i) to any person other than said Optionee or other "permitted transferee," or (ii) to any person subsequent to a Mandatory Conversion Election, such shares of the Company shall be shares of Class A Common Stock and not shares of Class B Common Stock notwithstanding the provision in Section 3 to the contrary.

8. CHANGE IN CONTROL OF THE COMPANY

         As used herein, a "Change in Control" shall be deemed to have occurred if:

         (a) As a result of any transaction, any one stockholder other than an existing stockholder as of the effective date specified in Section 17(a) of the Plan (or a beneficiary or the estate thereof), becomes a beneficial owner, as defined below, directly or indirectly, of securities of the Company representing more than 50% of the common stock of the Company or the combined voting power of the Company's then outstanding securities;

         (b) A liquidation or dissolution of or the sale of all or substantially all of the Company's assets occurs; or

         (c) On or after the effective date specified in Section 17(b):

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                                                                    Page 8 of 11


         (1) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d) of the Exchange Act) other than an existing stockholder as of the effective date specified in Section 17(a) of the Plan (or a beneficiary of the estate thereof), becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 40% of the common stock of the Company, or the combined voting power of the Company's then outstanding securities; or

         (2) During any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period.


9. CONSEQUENCES OF A CHANGE IN CONTROL

         (a) NOTICE. Unless the Committee otherwise determines:

         (1) If a Change of Control will occur pursuant to a transaction approved by the stockholders of the Company or by the Board (if stockholder action is not required), then, not later than ten (10) days after the approval by the stockholders of the Company (or the approval by the Board, if stockholder action is not required) of such Change of Control, the Company shall give each Optionee with any outstanding Stock Options written notice of such proposed Change in Control.

         (2) If a Change of Control occurs without approval by the stockholders or the Board, then, not later than ten (10) days after such Change in Control, the Company shall give each Optionee with any outstanding Stock Options written notice of the Change of Control.

         (b) EXERCISE RIGHT. In connection with the Change in Control and effective only upon such Change in Control, unless the Committee determines otherwise, each Optionee shall thereupon have the right, within twenty (20) days after such written notice is sent by the Company, (the "Election Period"), to exercise in full any or all of such Optionee's outstanding Stock Options (whether the right to exercise such Stock Option has then accrued or the right to exercise such Stock Options will occur or has occurred upon the Change in Control).

         (c) TERMINATION OF STOCK OPTION. If an Optionee does not exercise the Optionee's outstanding Stock Options in a timely manner in accordance with Subsection (b) in connection with a Change in Control where the Company is not the surviving corporation(or survives only as a subsidiary of another corporation), the Optionee's Stock Options shall terminate as of the Change of Control. Notwithstanding the foregoing, a Stock Option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the Stock Option occurs under circumstances which are not deemed a modification of the option with the meaning of Sections 424(a) and 424(h)(3)(A) of the Code.

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                                                                    Page 9 of 11


         (d) ACCOUNTING AND TAX LIMITATIONS. Notwithstanding the foregoing, if the termination of the Stock Options described in Subsection (c) would make the applicable Change in Control ineligible for pooling of interest accounting treatment under APB No. 16, and, but for such provision, the Change of Control would otherwise qualify for such treatment, each affection Optionee shall receive a replacement or substitute stock option issued by the surviving or acquiring corporation.

10. AMENDMENT AND TERMINATION OF THE PLAN

         (a) AMENDMENT. The Board, by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Optionee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the stockholders of the Company, and provided, further, that after the effective date specified in
Section 17(b) the Board shall not amend the Plan without stockholder approval if such approval is required by Rule 16b-3 of the Exchange Act or section 162(m) of the Code.

         (b) TERMINATION OF PLAN. The Plan shall terminate on the day before the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the stockholders.

         (c) TERMINATION AND AMENDMENT OF OUTSTANDING STOCK OPTIONS. A termination or amendment of the Plan that occurs after a Stock Option is granted shall not materially impair the rights of an Optionee unless the Optionee consents or unless the Committee acts under Section 18(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Stock Option. Whether or not the Plan has terminated, an outstanding Stock Option may be terminated or amended under
Section 18(b) hereof or may be amended by agreement of the Company and the Optionee consistent with the Plan.

         (d) GOVERNING DOCUMENT. The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company, its successors and assigns and the Optionees and their assigns.

11. FUNDING OF THE PLAN

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Stock Options under this Plan. In no event shall interest be paid or accrued on any Stock Option, including unpaid installments of Stock Options.

12. RIGHTS OF INDIVIDUALS

         Nothing in this Plan shall entitle any Employee, Non-Employee Director, Consultant or other person to any claim or right to be granted a Stock Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee, Non-Employee Director,

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                                                                   Page 10 of 11


or Consultant any rights to be retained by or in the employ of the Company or any other employment rights.

13. NO FRACTIONAL SHARES

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Stock Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

14. WITHHOLDING OF TAXES

         The Optionee or other person receiving shares of Company Stock upon the exercise of a Stock Option shall be required to pay to the Company the amount of any federal, state or local taxes which the Company is required to withhold with respect to the exercise of such Stock Options and the Company shall have the right to deduct from other wages paid to the Optionee by the Company (including through the withholding of Company Stock purchased upon the exercise of a Stock Option, if then authorized by the Committee and applicable law) the amount of any tax required to be deducted, withheld or paid over with respect to such Stock Options which is not otherwise paid. The Company's obligation to make any delivery or transfer of any shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirements.

15. REQUIREMENTS FOR ISSUANCE OF SHARES

         No Company Stock shall be issued or transferred upon the exercise of any Stock Option hereunder unless and until all requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option made to any Optionee hereunder on such Optionee's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any provisions of such grant or any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

16. HEADINGS

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.


17. EFFECTIVE DATE

         (a) EFFECTIVE DATE OF THE PLAN. Subject to the approval of the Company's stockholders, this Plan shall be effective as of December 5, 1996.

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                                                                   Page 11 of 11


         (b) EFFECTIVENESS OF SECTION 16 AND SECTION 162(m) PROVISIONS. The provisions of the Plan that refer to, or are applicable to persons subject to, section 16 of the Exchange Act or section 162(m) of the Code shall be effective, if at all, upon registration of the Company Stock under section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

18. MISCELLANEOUS

         (a) SUBSTITUTE GRANTS. The Committee may make a grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant granted by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

         (b) COMPLIANCE WITH LAW. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Stock Options shall be subject to all applicable laws and to approvals by an governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Stock Option if it is contrary to law or modify a Stock Option to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Optionees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

         (c) OWNERSHIP OF STOCK. An Optionee or Successor Optionee shall have no rights as a stockholder with respect to any shares of Company Stock covered by a Stock Option until the shares are issued or transferred to the Optionee or Successor Optionee on the stock transfer records of the Company.

         (d) GOVERNING LAW. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

         (e) GENDER AND NUMBER. In this Plan (unless the context requires otherwise), the masculine, feminine, and neuter genders and the singular and the plural include one another.

         (f) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivered in person, or on the third business day after mailing, if mailed by registered or certified mail, return receipt requested, addressed in the case of the Company, to the President, at the last principal address of record for the Company; to the Optionee, at the Optionee's last address as reflected on the books and records of the Company; or in each case, to such other address as may be designated to the Company or the Optionee from time to time as provided above.